Exhibit 99.(13)(j)

Execution Version

AMENDMENT AND CONSENT

February 12, 2020

This AMENDMENT AND CONSENT (this “Amendment and Consent”), dated as the date first set forth above, related to that certain Amended and Restated Credit Agreement, dated as of April 7, 2017 (as amended or modified from time to time prior to the date hereof and as further amended by this Amendment and Consent and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ABERDEEN ASIA-PACIFIC INCOME FUND, INC., a Maryland corporation (the “Borrower”), the lenders party thereto from time to time, and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), is entered into by the Borrower, the Lenders signatory hereto and the Administrative Agent. Capitalized terms used in this Amendment and Consent and not defined herein have the respective meanings set forth in the Credit Agreement.

R E C I T A L S:

WHEREAS, the Borrower wishes to amend its Fundamental Policies and Additional Investment Restrictions set forth on Schedule 2 to the Credit Agreement, as set forth herein (collectively, the “Amendments”); and

WHEREAS, in accordance with the terms of the Credit Agreement, the Borrower desires that the Required Lenders consent to the Amendments, and the Lenders party hereto (constituting at least the Required Lenders) have agreed to grant such consent, subject to the terms and conditions set forth in this Amendment and Consent.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto agree as follows:

1.	AMENDMENTS TO THE CREDIT AGREEMENT. The Borrower and Lenders party hereto herby agree that as of the Effective Date (as defined herein):

1.1.          Additional Investment Restrictions. Schedule 2 to the Credit Agreement shall be deleted and replaced in its entirety with the Schedule 2 attached here to as Annex A; and

1.2.          Fundamental Policies. the Fundamental Policies shall be amended as reflected on Annex B hereto.

2.	CONSENT TO THE AMENDMENTS.

2.1.          Consent. In accordance with Section 10.2 of the Credit Agreement, and notwithstanding anything to the contrary set forth in Section 7.5 of the Credit Agreement, the undersigned Lenders (constituting at least the Required Lenders) hereby consent to the Amendments.

3.	REPRESENTATIONS AND WARRANTIES.

In order to induce the Administrative Agent and the Required Lenders to enter into this Amendment and Consent, the Borrower represents and warrants to the Administrative Agent and the Lenders as of the date hereof that:

3.1.          Organization; Power and Authority.

The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Borrower has full power and authority to enter into, execute and deliver this Amendment and Consent and to perform the terms of this Amendment and Consent and the Credit Agreement, as modified by this Amendment and Consent.

3.2.          Authorization, etc.

This Amendment and Consent has been duly authorized by all proper and necessary corporate action on the part of the Borrower. This Amendment and Consent and the Credit Agreement, as modified by this Amendment and Consent, constitute a valid and legally binding obligation of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3.          Compliance with Laws, Other Instruments, etc.

The execution, delivery and carrying out by the Borrower of the terms of this Amendment and Consent and the Credit Agreement, as modified by this Amendment and Consent, (i) will not (a) violate any statutes or regulations, including the ICA, of any Governmental Authority applicable to the Borrower, or (b) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien upon the property of the Borrower pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect and (ii) are not inconsistent with the Fundamental Policies (after giving effect to the Amendments) or the Organization Documents.

3.4.          Governmental Authorizations, etc.

Except for those that have been obtained and are in full force and effect, no consent, authorization or approval of, filing with, notice to, or exemption by, the holders of any securities issued by the Borrower, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Amendment and Consent and the Credit Agreement, as modified by this Amended and Consent. No provision of any applicable treaty, statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution and delivery by the Borrower or performance by the Borrower of its obligations under, or affect the validity with respect to or against the Borrower of this Amendment and Consent or the Credit Agreement, as modified by this Amendment and Consent.

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3.5.          No Defaults or Events of Default.

Immediately prior the execution and delivery of this Amendment and Consent and immediately after giving effect to the Amendments and other transactions contemplated by this Amendment and Consent, no event has occurred and is continuing that would constitute a Default or an Event of Default.

4.	CONDITIONS TO EFFECTIVENESS OF AMENDMENT.

This Amendment and Consent shall become effective on the date on which each of the following conditions precedent have been satisfied in full (the “Effective Date”):

4.1.        Execution and Delivery of this Amendment and Consent.

The Administrative Agent shall have received counterparts to this Amendment and Consent duly executed by Lenders (constituting at least the Required Lenders as of the date hereof), the Administrative Agent and by a Responsible Officer of the Borrower.

4.2.        Representations and Warranties True.

The representations and warranties set forth in Section 3 shall be true and correct on such date in all material respects.

4.3.        Fees and Expenses.

The Borrower shall have paid in full all costs and expenses relating to the Amendments and other transactions contemplated hereby (as set forth in a statement delivered to the Borrower) as required by Section 10.3 of the Credit Agreement (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent).

4.4.        Shareholder Approval.

The Administrative Agent shall have received evidence of the Borrower’s shareholder approval for the amendments described in Section 1 herein.

4.5.        Implementation of Changes.

Within 10 Business Days of the Borrower’s receipt of the shareholder approval set forth in Section 4.4 herein, the Borrower shall have implemented the amended policies described in Section 1.2 hereof, in form and substance as reflected on Annex B hereto.

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5.            CONDITION SUBSEQUENT.

5.1.           Notice. Within 10 Business Days of the occurrence of the Effective Date, Borrower shall provide written notice to the Administrative Agent certifying to the implementation by the Borrower of the amended policies described in Section 1.2 hereof, in form and substance as reflected on Annex B hereto, and the date of such implementation.

6.            MISCELLANEOUS.

6.1.           Part of Credit Agreement; Future References, etc.

This Amendment and Consent is limited as specified herein and the execution, delivery and effectiveness of this Amendment and Consent shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Credit Document, except as specifically set forth herein. Furthermore, this Amendment and Consent shall be construed in connection with and as a part of the Credit Agreement and, except as expressly amended or modified by this Amendment and Consent, all terms, conditions and covenants contained in the Credit Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment and Consent may refer to the Credit Agreement without making specific reference to this Amendment and Consent, but nevertheless all such references shall include this Amendment and Consent unless the context otherwise requires.

6.2.          Counterparts, Facsimiles.

This Amendment and Consent may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page to this Amendment and Consent by telecopier shall be effective as delivery of an original executed counterpart of this Amendment and Consent.

6.3.          Binding Effect.

This Amendment and Consent shall be binding upon and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns (including, without limitation, any subsequent holder of a Total Credit Exposure) whether so expressed or not.

6.4.          Governing Law.

This Amendment and Consent shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

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6.5.          Reaffirmation, etc.

The Borrower (a) reaffirms and admits the validity and enforceability of each Credit Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, (c) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower, (i) both prior to and after giving effect to this Amendment and Consent, no Default or Event of Default has occurred and is continuing, and (ii) both prior to and after giving effect to this Amendment and Consent, the representations and warranties contained in Article 4 of the Credit Agreement are true and correct on the date of this Amendment and Consent, except to the extent that such representations and warranties relate to an earlier date in which event such representations and warranties were true and correct on such earlier date, and (d) agrees to pay promptly after demand therefor all out-of-pocket fees and expenses incurred by the Administrative Agent (including, without limitation, legal fees and disbursements of counsel to the Administrative Agent) in connection herewith.

6.6.          Credit Document.

This Amendment and Consent shall constitute a Credit Document under the Credit Agreement, and all obligations included in this Amendment and Consent (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute Obligations under the Credit Documents.

[Intentionally Left Blank - Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of the date first written above.

THE FUND:

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

By:	/s/ Alan Goodson
	Name:	Alan Goodson
	Title:	Vice President

[Signature Page to Amendment and Consent]

This Amendment and Consent is hereby
accepted and agreed to as of the date first
above written

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Paley Chen
Name:	Paley Chen
Title:	Vice President

[Signature Page to Amendment and Consent]

THE BANK OF NOVA SCOTIA

By:	/s/ Aron Lau
Name:	Aron Lau
Title:	Director

[Signature Page to Amendment and Consent]

BNP Paribas

By:	/s/ David Seaman
Name:	David Seaman
Title:	Director

By:	/s/ Frank Chiofalo
Name:	Frank Chiofalo
Title:	Vice President

[Signature Page to Amendment and Consent]

NATIONAL AUSTRALIA BANK LIMITED

By:	/s/ Alex Bolton
Name:	Alex Bolton
Title:	Director

[Signature Page to Amendment and Consent]

State Street Bank and Trust Company, as Lender

By:	/s/ Paul Koobatian
Name:	Paul Koobatian
Title:	Vice President

[Signature Page to Amendment and Consent]

ANNEX A

[see attached]

Schedule 2 to the Credit Agreement

Fundamental Investment Policies

(From Prospectus)

The Fund normally invests at least 80% of its total assets, plus the amount of any borrowings for investment purposes, in "Asia-Pacific debt securities," which include: (l) debt securities of Asia-Pacific Country (as defined below) issuers, including securities issued by Asia-Pacific Country governmental entities, as well as by banks, companies and other entities which are located in Asia-Pacific Countries, whether or not denominated in an Asia-Pacific Country currency; (2) debt securities of other issuers denominated in, or linked to, the currency of an Asia-Pacific Country, including securities issued by supranational issuers, such as The World Bank and derivative debt securities that replicate, or substitute for, the currency of an Asia-Pacific Country; (3) debt securities issued by entities which, although not located in an Asia-Pacific Country, derive at least 50% of their revenues from Asia-Pacific Countries or have at least 50% of their assets located in Asia-Pacific Countries; and (4) debt securities issued by a wholly-owned subsidiary of an entity located in an Asia-Pacific Country, provided that the debt securities are guaranteed by the parent entity located in the Asia-Pacific Country. With reference to items (3) and (4) above, Asia-Pacific debt securities may be denominated in an Asia-Pacific Country currency or in U.S. dollars.

"Asia-Pacific Countries" (each, an "Asia-Pacific Country") means countries included in "Asia" and "Oceania" in the United Nations ("UN") geographic regions used by the UN Statistics Division.

Non-Fundamental Investment Policies

The Fund may invest up to 10% of its total assets in the debt securities of any one country other than the U.S. or an Asia-Pacific Country ("Other Country" debt securities). The maximum exposure to any one Other Country currency (excluding U.S. dollars) is limited to 10% of the Fund's total assets.

The maximum exposure to any one Investment Grade Country (other than the U.S.) is limited to 25% of the Fund's total assets and the maximum exposure to any one Non-Investment Grade Country is limited to 15% of total assets. Investment Grade Countries are those countries whose sovereign debt is rated not less than Baa3 by Moody's Investors Services, Inc. ("Moody's"), BBB- by S&P Global Ratings ("S&P") or BBB- by Fitch or comparably rated by another appropriate nationally or internationally recognized ratings agency. Non-Investment Grade Countries are those that are not Investment Grade Countries.

The maximum currency exposure to any one Investment Grade Country currency (other than U.S. currency) is limited to 25% of the Fund's total assets, the maximum currency exposure to any one Non-Investment Grade Country currency is limited to 15% of total assets.

During periods when, in the Investment Manager's, Aberdeen Asset Management Limited's, the Fund's investment adviser (the "Investment Adviser"), or Aberdeen Asset Managers Limited's, the Fund's sub-adviser (the "Sub-Adviser") (collectively, the "Advisers'") judgment, economic conditions warrant a temporary defensive investment policy, the Fund may temporarily invest up to l 00% of its assets in U.S. cash and debt securities.

In order to accommodate investment in Asia-Pacific markets, the Fund may invest up to 35% of its total assets in Asia-Pacific debt securities rated by below BBB- by S&P, Baa3 by Moody's or BBB- by Fitch (also known as "junk bonds"), or judged by the Advisers, to be below investment grade at the time of investment, provided that, with the approval of the Board of Directors the ratings of other recognized rating services may be used. The Fund may invest up to 35% of its total assets in Asia-Pacific debt securities which may be deemed to be illiquid.

The Fund may invest up to 10% of its total assets in securities rated by S&P, Moody's, Fitch or judged by the Advisers to be, below B- at the time or investment, provided that, with the approval of the Board of Directors, the ratings of other recognized ratings services may be used. The Fund may enter into repurchase agreements with banks and broker- dealers pursuant to which the Fund may acquire a security for a relatively short period (usually no more than a week) subject to the obligations of the seller to repurchase and the Fund to resell such security at a fixed time and price. The Fund will enter into repurchase agreements only with parties who meet creditworthiness standards approved by the Board of Directors, i.e., banks or broker-dealers which have been determined by the Advisers to present no serious risk of becoming involved in bankruptcy proceedings within the period contemplated by the repurchase transaction.

A maximum of 20% of the Fund's total assets in Asia-Pacific debt securities can be denominated in any combination of Yen, Euro and British pound. The Fund may invest up to 10% of its total assets in secondary market bank loans, up to 10% of the its total assets in convertible securities and other hybrid securities, and up to 10% of the its total assets in asset-backed securities. The Fund currently utilizes and in the future expects to continue to utilize leverage through borrowings or through other transactions, such as reverse repurchase agreements, which have the effect of leverage. The Fund may also utilize leverage through the issuance of debt securities or preferred stock. The Fund may use leverage up to 33 1/3% of its total assets (including the amount obtained through leverage). The Fund generally will not utilize leverage if it anticipates that the Fund's leveraged capital structure would result in a lower return to shareholders than that obtainable over time with an unleveraged capital structure. Use of leverage creates an opportunity for increased income and capital appreciation for shareholders but, at the same time, creates special risks, and there can be no assurance that a leveraging strategy will be successful during any period in which it is employed.

Consistent with its investment objectives, the Fund may invest in a broad array of financial instruments and securities in which the value of the instrument or security is "derived" from the performance of an underlying asset or a "benchmark" such as a security index, an interest rate or a foreign currency ("derivatives"). The Fund may use derivatives to manage currency, interest rate and credit risk and as a substitute for physical securities. The Fund may use interest rate swaps to hedge the Fund's liability with respect to its leverage. There is no limit on the amount of interest rate swap transactions that may be entered into by the Fund. Derivative debt securities that replicate, or substitute for, the currency of a particular country will be counted toward the limitations applicable with respect to issuers in that country. The Fund may invest in over-the-counter or exchange-traded derivatives. The Fund may invest in derivatives up to the limits allowed under the 1940 Act. The following guidelines apply with respect to the Fund's derivative investments:

(a)            The Fund will only use counterparty institutions rated A- or better by recognized international rating agenciesfor all OTC derivatives transactions.

(b)            A maximum of 20% of the Fund's total assets may have exposure to currency linked notes.

(c)            A maximum of 10% of the Fund's total assets may be at risk to any single counterparty (aggregate interest rate, currency and credit derivatives).

(d)            Exchange-traded derivatives may only be traded on regulated derivative exchanges and a maximum of 35% of the Fund's total assets may have exposure to exchange-traded derivatives.

(e)            A maximum of 20% of the Fund's total assets may have exposure to derivatives traded on the Chicago Board of Trade.

The Fund may invest in securities issued by investment companies registered as such under the 1940 Act and unregistered, private funds (each, an "acquired company"), subject to the limitations below (which are to be applied immediately after the acquisition of such securities). The Fund may not acquire securities issued by an acquired company:

•               if the value of such securities exceeds 3% of the total outstanding voting stock of the acquired company;

•               if the aggregate value of such securities would exceed 5% of the value of the total assets of the Fund: or

•               if the aggregate value of such securities, together with all other acquired company securities in the Fund's portfolio, would exceed 10% of the value of the total assets of the Fund.

As a non-diversified company, there is no investment restriction on the percentage of the Fund's assets that may be invested at any time in the securities of any issuer. However, the Fund intends to limit its investments in the securities of any issuer, except for securities issued or guaranteed as to payment of principal and interest by Asia-Pacific Country or Other Country governmental entities, to 5% of its total assets at the time of purchase. The Fund intends to invest in a variety of debt securities, with differing issuers, maturities and interest rates, and to comply with the diversification and other requirements of the U.S. Internal Revenue Code of 1986, as amended (the "Code") applicable to regulated investment companies so that the Fund will not be subject to U.S. federal income taxes on its net investment income. The average U.S. dollar weighted maturity of the Fund's portfolio is not expected to exceed 10 years.

(From Statement of Additional Information)

Fundamental Investment Restrictions

The following restrictions are fundamental, which means these restrictions cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities. A majority of the Fund's outstanding voting securities means the lesser of (i) 67% or more of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. In the event that the Fund issues preferred shares, changes in investment restrictions would also require approval by a majority of the outstanding preferred shares, voting as a separate class. If a percentage restriction on investment or use of assets set forth below is adhered to at the time a transaction is effected, later changes in a percentage resulting from changing values will not be considered a violation.

The Fund will not:

(1)            issue senior securities, except (a) insofar as the Fund may be deemed to have issued a senior security in connection with any repurchase or securities lending agreement or any borrowing agreement permitted by these investment restrictions and (b) that the Fund may issue one or more series of its preferred stock, if permitted by its Articles of Incorporation, including Articles of Amendment and Articles Supplementary thereto;

(2)            borrow money, except as permitted under, or to the extent not prohibited by, the Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time;

(3)            engage in the business of underwriting securities issued by others, except to the extent that the Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities;

(4)            purchase or sell real estate, which term does not include securities of companies that deal in real estate or mortgages or investments secured by real estate or interests therein, except that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund's ownership of securities;

(5)            purchase physical commodities or contracts relating to physical commodities:

(6)            make loans to other persons, except as permitted under, or to the extent not prohibited by, the Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time:

(7)            concentrate its investments in a particular industry or group of industries, as those terms are used in the Investment Company Act of 1940, as amended or modified by regulatory authority having jurisdiction from time to time, except that at any time the Fund has invested more than 25% of its total assets in securities of issuers of a particular country, the Fund may invest more than 25% of its assets, and up to the amount of its total assets invested in securities of issuers of that country, in securities issued or guaranteed, as to payment of principal and interest, by the government (including governmental subdivisions) or governmental entities or instrumentalities of that country.

For purposes of Restriction 7, above, "securities of issuers of a particular country" shall include: (a) securities of issuers located in that country; (b) securities that are denominated in, or linked to, the currency of that country, including securities of supranational issuers and derivative securities that replicate, or substitute for, the currency of that country; (c) securities of issuers that derive at least 50% of their revenues from that country or have at least 50% of their assets located in that country; (d) securities issued by a parent or subsidiary of and guaranteed by, an entity located in that country; (e) securities issued by the government (including governmental subdivisions) or governmental entities or instrumentalities of that country; and (f) repurchase agreements with respect to any of the foregoing securities.

ANNEX B

[see attached]

Schedule 2 to the Credit Agreement

Fundamental Investment Policies

(From Prospectus)

The Fund ~~may invest up to~~normally invests at least 80% of its total assets, plus the amount of any borrowings for investment purposes, in "~~Asian~~Asia-Pacific debt securities," which include: (l) debt securities of ~~Asian~~Asia-Pacific Country (as defined below) issuers, including securities issued by ~~Asian~~Asia-Pacific Country governmental entities, as well as by banks, companies and other entities which are located in ~~Asian~~Asia-Pacific Countries, whether or not denominated in an ~~Asian~~Asia-Pacific Country currency; (2) debt securities of other issuers denominated in, or linked to, the currency of an ~~Asian~~Asia-Pacific Country, including securities issued by supranational issuers, such as The World Bank and derivative debt securities that replicate, or substitute for, the currency of an ~~Asian~~Asia-Pacific Country; (3) debt securities issued by entities which, although not located in an ~~Asian~~Asia-Pacific Country, derive at least 50% of their revenues from ~~Asian~~Asia-Pacific Countries or have at least 50% of their assets located in ~~Asian~~Asia-Pacific Countries; and (4) debt securities issued by a wholly-owned subsidiary of an entity located in an ~~Asian~~Asia-Pacific Country, provided that the debt securities are guaranteed by the parent entity located in the ~~Asian~~Asia-Pacific Country. With reference to items (3) and (4) above, ~~Asian~~Asia-Pacific debt securities may be denominated in an ~~Asian~~Asia-Pacific Country currency or in ~~Australian, New Zealand or~~ U.S. dollars. ~~The maximum country exposure to any one Asian Country (other than Korea) is limited~~

"Asia-Pacific Countries" (each, an "Asia-Pacific Country") means countries included in "Asia" and "Oceania" in the United Nations ("UN") geographic regions used by the UN Statistics Division.

(From Statement of Additional Information)

Fundamental Investment Restrictions

The following restrictions are fundamental, which means these restrictions cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities. A majority of the Fund's outstanding voting securities means the lesser of (i) 67% or more of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. In the event that the Fund issues preferred shares, changes in investment restrictions would also require approval by a majority of the outstanding preferred shares, voting as a separate class. If a percentage restriction on investment or use of assets set forth below is adhered to at the time a transaction is effected, later changes in a percentage resulting from changing values will not be considered a violation.

The Fund will not:

(1)              issue senior securities, except (a) insofar as the Fund may be deemed to have issued a senior security in connection with any repurchase or securities lending agreement or any borrowing agreement permitted by these investment restrictions and (b) that the Fund may issue one or more series of its preferred stock, if permitted by its Articles of Incorporation, including Articles of Amendment and Articles Supplementary thereto;

(2)             borrow money, except as permitted under, or to the extent not prohibited by, the Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time;

(3)            engage in the business of underwriting securities issued by others, except to the extent that the Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities;

(4)            purchase or sell real estate, which term does not include securities of companies that deal in real estate or mortgages or investments secured by real estate or interests therein, except that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund's ownership of securities;

(5)            purchase physical commodities or contracts relating to physical commodities:

(6)            make loans to other persons, except as permitted under, or to the extent not prohibited by, the Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time:

(7)            concentrate its investments in a particular industry or group of industries, as those terms are used in the Investment Company Act of 1940, as amended or modified by regulatory authority having jurisdiction from time to time, except that at any time the Fund has invested more than 25% of its total assets in securities of issuers of a particular country, the Fund may invest more than 25% of its assets, and up to the amount of its total assets invested in securities of issuers of that country, in securities issued or guaranteed, as to payment of principal and interest, by the government (including governmental subdivisions) or governmental entities or instrumentalities of that country.

For purposes of Restriction 7, above, "securities of issuers of a particular country" shall include: (a) securities of issuers located in that country; (b) securities that are denominated in, or linked to, the currency of that country, including securities of supranational issuers and derivative securities that replicate, or substitute for, the currency of that country; (c) securities of issuers that derive at least 50% of their revenues from that country or have at least 50% of their assets located in that country; (d) securities issued by a parent or subsidiary of and guaranteed by, an entity located in that country; (e) securities issued by the government (including governmental subdivisions) or governmental entities or instrumentalities of that country; and (f) repurchase agreements with respect to any of the foregoing securities.